                                                                    Exhibit 99.3

                                    FORM OF
                             LETTER OF TRANSMITTAL

                TO ACCOMPANY CERTIFICATE(S) FOR COMMON STOCK OF

                             ZURN INDUSTRIES, INC.

  Description of Surrendered Certificates Formerly Representing Shares of Zurn
                                  Common Stock

    NAME(S) AND ADDRESS(ES) OF REGISTERED          ZURN CERTIFICATE(S) SURRENDERED
                  HOLDER(S)                     (ATTACH ADDITIONAL SIGNED SCHEDULE IF
          (PLEASE FILL IN, IF BLANK)                         NECESSARY.)
                                                                     NUMBER OF SHARES
                                                                            OF
                                                                    ZURN COMMON STOCK
                                                CERTIFICATE           REPRESENTED BY
                                                NUMBER(S)             CERTIFICATE(S)
                                                TOTAL NUMBER OF
                                                SHARES OF ZURN
                                                COMMON STOCK
                                                SURRENDERED

              To be Exchanged for Certificates for Common Stock of

                             U.S. INDUSTRIES, INC.

                         (formerly known as USI, Inc.)

   Surrendered in connection with the merger of a wholly-owned subsidiary of U.S. Industries, Inc. with and into Zurn Industries, Inc.

          TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.P., EXCHANGE AGENT
                                 (800) 313-9450

                      BY MAIL, OVERNIGHT COURIER OR HAND:
                    ChaseMellon Shareholder Services, L.L.C.
                        450 West 33rd Street, 15th Floor
                            New York, New York 10001
                               Attn: Bob Kavanagh
                               (f) (212) 947-7628

Delivery of this Letter of Transmittal to an address other than those set forth above will not constitute a valid delivery.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS.
DO NOT SEND STOCK CERTIFICATES TO U.S. INDUSTRIES, INC. OR ZURN INDUSTRIES, INC.

/ / If any Zurn Certificate(s) which you own has (have) been lost, stolen or destroyed, check the box and see Instruction 10. Please fill out the remainder of this Letter of Transmittal and indicate the number of shares of Zurn Common Stock formerly represented by such Zurn Certificate(s).

----------------------------------
To: Exchange Agent

    The undersigned has been advised that the holders of Zurn Industries, Inc. ("Zurn") common stock, par value $0.50 per share ("Zurn Common Stock"), holding at least a majority of the shares of the Zurn Common Stock outstanding as of
                 , 1998 and voted in person or by proxy at a special meeting of the shareholders of Zurn have approved the merger of Zoro Merger Corp., a wholly-owned subsidiary of U.S. Industries, Inc. (formerly known as USI, Inc. and hereinafter referred to as "New USI"), with and into Zurn (the "Merger") and that such Merger has been consummated. The closing of the Merger under the Agreement and Plan of Merger, dated as of February 16, 1998 (the "Merger
Agreement"), occurred on                  , 1998 and the effective time of the
Merger occurred upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania on that same date (the "Effective Time").

    Pursuant to the Merger Agreement, the undersigned surrenders herewith the certificate(s) formerly representing shares of Zurn Common Stock described above ("Zurn Certificate(s)") accompanied by this executed Letter of Transmittal and any other document required by this Letter of Transmittal. Delivery of the enclosed Zurn Certificate(s) shall be effected, and the risk of loss and title to such Zurn Certificate(s) shall pass, only upon proper delivery thereof to you at the address given above.

             SPECIAL ISSUANCE INSTRUCTIONS                             SPECIAL DELIVERY INSTRUCTIONS

Fill in ONLY if any new New USI Certificate(s) (as        Fill in ONLY if any new New USI Certificate(s) is (are)
defined below) is (are) to be registered and, if          to be registered and, if applicable, a check for cash
applicable, a check for cash payment in lieu of a         payment in lieu of a fractional share of New USI Common
fractional share of New USI Common Stock is to be issued  Stock is to be issued in the name set forth above but
in a name OTHER than that set forth above. (See           DELIVERED to an address OTHER than that set forth above.
Instructions 2, 3, and 4.)                                (See Instructions 2, 3, and 4.)

Issue the New USI Certificate(s) and, if applicable, the  Mail the New USI Certificate(s) and, if applicable, the
check in the name of:                                     check to:
Name                                                      Name
      (Please Print: First, Middle and Last Name)               (Please Print: First, Middle and Last Name)
Address                                                   Address
                       (Zip Code)                                                (Zip Code)

(Taxpayer Identification or Social Security Number of person named above. Substitute Form W-9 must also be completed by person named above. See IMPORTANT TAX
INFORMATION for Instructions in Completing Substitute
Form W-9)

    You, as the Exchange Agent, are hereby requested to deliver, as set forth herein and in accordance with the Merger Agreement, certificate(s) ("New USI Certificate(s)") representing shares of common stock, par value $0.01 per share, of New USI ("New USI Common Stock") representing the whole number of shares of New USI Common Stock equal to 1.6 times the aggregate number of shares of Zurn Common Stock (i) formerly represented by Zurn Certificate(s) submitted herewith and (ii) held by the undersigned and formerly represented by lost, stolen or destroyed Zurn Certificate(s), and to take all necessary action to effect such delivery. In accordance with the Merger Agreement, you are also hereby requested to deliver, in lieu of a fractional share of New USI Common Stock, an amount in cash (without interest) determined in accordance with the procedures described in Instruction 7 below. The number of shares of New USI Common Stock represented by the New USI Certificate(s) delivered to the undersigned shall be computed on the basis of the aggregate number of shares (i) formerly represented by the Zurn Certificate(s) so surrendered with this Letter of Transmittal and (ii) held by the undersigned and formerly represented by lost, stolen or destroyed Zurn Certificate(s). No New USI Certificate(s) shall be issued by you, as the Exchange Agent, until all Zurn Certificate(s) held by the undersigned shall have been validly delivered to you at the address given above and the undersigned shall have complied with Instruction 10 with respect to any lost, stolen or destroyed Zurn Certificate(s).

    You, as the Exchange Agent, shall issue the New USI Certificate(s) for the number of shares of New USI Common Stock to which the undersigned is entitled and a check, if any, for cash payable in lieu of a fractional share of New USI Common Stock and for dividends and distributions on New USI Common Stock to which the undersigned may also be entitled, if any, in the name indicated on the first page, unless other instructions are indicated under Special Issuance or Special Delivery Instructions. Unless instructions to the contrary are attached hereto, a single New USI Certificate will be issued representing all shares of New USI Common Stock to which the undersigned is entitled.

    All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be effected by and shall survive the death or incapacity of the undersigned.

    The undersigned represents and warrants that the undersigned has full power and authority to surrender the Zurn Certificate(s) surrendered herewith.

    The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or New USI to be reasonably necessary or desirable to complete the transfer of the Zurn Certificate(s).

                                PLEASE SIGN HERE

Signature(s):                                             Dated:
                                                          Telephone No.:

(Must be signed by the registered holder(s) exactly as the name(s) appear(s) on the Zurn Certificate(s) or by the person(s) to whom the Zurn Certificate(s) surrendered has (have) been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith. If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper documentary evidence of the appointment and authority of such person so to act. See Instruction 3.)

Signature(s)
Guaranteed by: _________________________________________________________________
                     (Only if required. See Instruction 4.)

Title of Officer
Signing this
Guarantee (Please Print): ______________________________________________________

Name of
Guaranteeing
Firm (Please Print): ___________________________________________________________

Address of
Guaranteeing
Firm (Please Print): ______________________      (Zip Code)

SUBSTITUTE                         PART 1--PLEASE PROVIDE YOUR TIN
                                   BELOW AND CERTIFY BY SIGNING AND            (Social Security number)
                                   DATING BELOW.                                          OR
                                                                           (Employer Identification Number)

FORM W-9                           PART 2--CHECK THIS BOX IF YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING UNDER
Department of the Treasury         THE PROVISIONS OF SECTION 3406(A)(1)(C) OF THE INTERNAL REVENUE CODE
Internal Revenue Service           BECAUSE (1) YOU HAVE NOT BEEN NOTIFIED THAT YOU ARE SUBJECT TO BACKUP
                                   WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR
                                   (2) THE INTERNAL REVENUE SERVICE HAS NOTIFIED YOU THAT YOU ARE NO LONGER
                                   SUBJECT TO BACKUP WITHHOLDING. / / CORRECT

Payer's Request for
Taxpayer Identification
Number ("TIN")

                                   CERTIFICATION--UNDER THE PENALTIES          PART 3--Awaiting TIN / /
                                   OF PERJURY, I CERTIFY THAT THE
                                   INFORMATION PROVIDED ON THIS FORM IS
                                   TRUE, CORRECT AND COMPLETE
                                   Signature
                                   Date , 199

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENT MADE TO YOU WITH RESPECT TO THE ZURN CERTIFICATE(S) SURRENDERED HEREWITH AND ANY NEW USI DIVIDENDS PAID. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number, 31% of all reportable payments made to me hereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax if I so request.

_____________________________________  ____________________________________, 199
                  Signature                         Date

                           IMPORTANT TAX INFORMATION

    Federal income tax law requires that a Zurn shareholder whose surrendered shares of Zurn Common Stock are accepted for exchange must provide the Exchange Agent (as payer) with his or her correct and properly certified taxpayer identification number ("TIN"), which, in the case of a Zurn shareholder who is an individual, is his or her Social Security number. If the Exchange Agent is not provided with the correct TIN, the Zurn shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS"). In addition, delivery to such shareholder of any cash payment pursuant to the Merger Agreement may be subject to backup withholding in an amount equal to 31% of any such payment. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    Certain Zurn shareholders (including, among others, all corporations and certain foreign individuals) are not subject to the backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such shareholder must submit a statement signed under penalty of perjury attesting to such exempt status. See the enclosed Instructions and Substitute IRS Form W-9 for additional information.

    To prevent backup withholding, each surrendering Zurn shareholder must provide his or her correct TIN by completing the "Substitute Form W-9" set forth on page 2, certifying that the TIN provided is correct (or that such shareholder is awaiting a TIN) and that (i) such shareholder has not been notified by the IRS that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified the shareholder that he or she is no longer subject to backup withholding. Failure to provide this information on the form may subject the shareholder to 31% federal income tax withholding on any cash payment he or she is otherwise entitled to receive pursuant to the Merger Agreement. The box in Part 3 of the form may be checked if the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked, the certificate located below the Substitute Form W-9 must be completed. If the box in Part 3 is checked, the Exchange Agent will withhold 31% of the cash payment that the shareholder is otherwise entitled to receive until a TIN is provided to the Exchange Agent. However, if a properly certified TIN is provided to the Exchange Agent within 60 days, the tax will be refunded upon request.

    The Zurn shareholder is required to give the Exchange Agent the Social Security number or employer identification number of the registered owner of the shares of Zurn Common Stock being surrendered herewith. If the shares of Zurn Common Stock are in more than one name or are not in the name of the actual owner, consult the enclosed Instructions for Substitute IRS Form W-9 for information on which number to report.

                              NEW USI COMMON STOCK

    INSTRUCTIONS AND TERMS FOR SURRENDERING CERTIFICATES FORMERLY REPRESENTING SHARES OF ZURN COMMON STOCK IN EXCHANGE FOR CERTIFICATES REPRESENTING SHARES OF NEW USI COMMON STOCK.

These instructions and terms are part of the terms and conditions of the Letter of Transmittal.

    1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND THE ZURN CERTIFICATE(S). PLEASE DO NOT SEND YOUR ZURN CERTIFICATE(S) DIRECTLY TO ZURN OR NEW USI. The Zurn Certificate(s), together with a properly completed and duly executed copy of this Letter of Transmittal or a facsimile hereof and any other documents required by this Letter of Transmittal, must be received by ChaseMellon Shareholders Services, L.L.C., as the Exchange Agent, at its address set forth herein. The method of delivery of this Letter of Transmittal, the Zurn Certificate(s) and any other required documents is at the election and risk of the Zurn stockholder, but the delivery will be deemed to be made only when actually received or confirmed by the Exchange Agent. If the Zurn Certificate(s) is (are) sent by mail, it is suggested that the mailing be made by registered mail, return receipt requested and properly insured, as a precaution against loss. If any Zurn Certificate(s) is (are) registered in different forms of your name (e.g. "John Doe" or "J. Doe") or in different forms of

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
ownership on different Zurn Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of shares. If the Zurn Certificate(s) is (are) surrendered by two or more joint holders or owners, all such persons must sign.

    2. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Indicate the name and address to which the New USI Certificate(s) and, if applicable, the check in lieu of a fractional share of New USI Common Stock, is (are) to be issued and/or sent if different from the name(s) and address(es) of the person(s) signing this Letter of Transmittal.

    3. SIGNATURES. The signature (or signatures, in the case of a Zurn Certificate(s) owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the Zurn Certificate(s) surrendered unless the shares described in this Letter of Transmittal have been assigned by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfer attached to or endorsed on the Zurn Certificate(s). If the "Special Issuance Instructions" box is completed, then the signature(s) on this Letter of Transmittal must be guaranteed as specified in Instruction 4. If this Letter of Transmittal, or any endorsement or stock power required by Instruction 4, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her appointment and authority to so act.

    4. ENDORSEMENT OF THE ZURN CERTIFICATE(S); SIGNATURE GUARANTEES. The Zurn Certificate(s) need not be endorsed or accompanied by stock powers, and signatures need not be guaranteed, UNLESS any New USI Certificate is to be registered or a check, if applicable, is to be issued in the name of a person other than the person in whose name the Zurn Certificate(s) is (are) registered. In such event, (i) the Zurn Certificate(s) must be properly endorsed or accompanied by properly executed stock powers, the signature(s) on which have been guaranteed by a financial institution that is a member of a securities transfer association approved Medallion Program such as STAMP, SEMP, or MSP, and
(ii) the person surrendering such Zurn Certificate(s) must remit to the Exchange Agent the amount of any transfer or other taxes payable by reason of the delivery to a person other than the registered holder(s) of such Zurn Certificate(s) surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    5. DEFECTIVE SURRENDER. New USI shall have the absolute right to reject any or all Zurn Certificate(s) not in proper form or to waive any irregularities in the surrender of an Zurn Certificate(s). The interpretation by New USI of the terms and conditions of the Merger Agreement and the Letter of Transmittal (including these instructions) will be final. Upon waiver of any irregularity, New USI may treat and receive any such defective or irregular surrender of a Zurn Certificate(s) as if no such defect or irregularity had been present. Surrender of a Zurn Certificate(s) will not be deemed to have been made until all such irregularities have been cured or waived.

    6. NO CONDITIONAL SURRENDER. New USI will not accept any alternative, conditional or contingent surrender of a Zurn Certificate(s).

    7. FRACTIONAL SHARES. No certificate or scrip representing fractional shares of New USI Common Stock will be issued upon the surrender of a Zurn Certificate(s). As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of whole shares of New USI Common Stock that would be issued and delivered to the Exchange Agent pursuant to the Merger but for the prohibition in the preceding sentence over
(ii) the aggregate number of whole shares of New USI Common Stock to be distributed to holders of Zurn Common Stock pursuant to the Merger giving effect to the prohibition in the preceding sentence (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Zurn Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided in the Merger Agreement. The Exchange Agent shall determine the portion of the aggregate net proceeds of such sales to which each holder of Zurn Common Stock shall be entitled, if any, by multiplying the amount of such aggregate net proceeds by a fraction, the numerator of which is the amount of fractional share interests to which such holder is entitled (after taking into account all Zurn Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Zurn Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Zurn Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders, subject to and in accordance with the procedures described herein.

    8. EXCHANGE. The New USI Certificate(s) and, if applicable, the payment in lieu of a fractional share of New USI Common Stock will be mailed as soon as practicable after the valid delivery of (i) the Zurn Certificate(s) by the Zurn shareholder, (ii) an executed Letter of Transmittal and (iii) the documentation required by Instruction 10 with respect to any lost, stolen or destroyed Zurn Certificate(s). To the extent that a Zurn Certificate(s), together with a properly completed and duly executed copy of this Letter of Transmittal or a facsimile hereof and any other documents required by this Letter of Transmittal,
has (have) not been received by the Exchange Agent by       , New USI may
require the holder of the Zurn Certificate(s) to submit such certificates, together with this Letter of Transmittal and any other required documents, directly to New USI.

    9. DIVIDENDS ON SHARES OF NEW USI COMMON STOCK. It is important that the Zurn Certificate(s) be surrendered promptly because until so surrendered the holder thereof will not receive any dividends or other distributions, if any, on shares of New USI Common Stock. Upon surrender of Zurn Certificate(s), New USI Certificate(s) together with any such dividends or other distributions, if any, but without interest, will be delivered to the person in whose name the shares of New USI Common Stock are issued.

    10. LOST, STOLEN OR DESTROYED ZURN CERTIFICATE(S). If a Zurn shareholder's physical Zurn Certificate(s) has (have) been lost, stolen or destroyed, this fact should be indicated on the first page of this Letter of Transmittal, which should then be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order effectively to surrender such lost, stolen or destroyed Zurn Certificate(s). The shareholder will have to post a surety bond of approximately 2% of the current market value of the stock.

    11. SUBSTITUTE FORM W-9. See IMPORTANT TAX INFORMATION above for instructions on completing Substitute Form W-9.

    12. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to, or additional copies of this Letter of Transmittal may be obtained from the Exchange Agent, ChaseMellon Shareholder Services, L.L.C., at the mailing address set forth on the first page of this Letter of Transmittal or by telephone at (800) 313-9450.

                                       6